Exhibit 10.7

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made this ______ day of ___________(the “Agreement”) by and between MSG Rangers Corp., a Nevada corporation (the “Company”), and __     ________________ (“Indemnitee”).

WHEREAS, Indemnitee is [a][an] [director][officer] of the Company and may also be serving or may serve in the future in another Position (as hereinafter defined) at an Affiliated Entity (as hereinafter defined);

WHEREAS, in consideration of the Indemnitee acting in the Position or Positions and assuming the responsibilities attendant to the Position or Positions, the Company desires to provide Indemnitee the rights to indemnification and payment or reimbursement of expenses described below;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.  Definitions. For purposes of this Agreement:

(a)  “Change of Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries acting in such capacity, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities at a time when Dolan Family Control does not exist, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof at a time when Dolan Family Control does not exist, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

(b)  “Dolan Family Control” shall be deemed to exist if at the time, members of the immediate family, including descendants, of Charles F. Dolan or trusts or other family entities holding securities on their behalf, “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company representing more than 51% of the total voting power represented by the Company’s then outstanding Voting Securities.

(c)  “Expenses” shall include all out of pocket fees, costs and expenses, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred if Indemnitee is involved in any manner (including, without limitation, as a party or a witness) in any Proceeding (as hereinafter defined) and the fees and costs incurred in seeking to enforce, interpret or construe an indemnification, reimbursement or payment right under this Agreement, the Company’s or any subsidiary’s articles of incorporation or bylaws (or comparable governing documents), any other agreement to which Indemnitee and the Company or any of its subsidiaries are party, any vote of stockholders or directors of the Company or any of its subsidiaries, the Nevada Revised Statutes (the “NRS”), any other applicable law or any liability insurance policy or in connection with a determination contemplated by Section 5 of this Agreement.

(d)  “Position” is (a) service as a director, officer, partner, trustee, fiduciary, manager or employee of the Company or of any other corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as to which the Company beneficially owns, directly or indirectly, at least a majority of the voting power of equity or membership interests, or in the case of employee benefit plans, is sponsored or maintained by the Company or one of the foregoing (any of the foregoing, an “Affiliated Entity”) or (b) service at the request of the Company as a director, officer, partner, trustee, fiduciary, manager or employee of a corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise which is not an Affiliated Entity (an “Unaffiliated Entity”), provided, however, that such request for service has been approved in writing by the Board of Directors of the Company or a committee thereof or by the Executive Chairman or Chief Executive Officer of the Company.

(e)  “Proceeding” shall mean any civil, criminal, administrative or investigative action, suit, proceeding or procedure in which the Indemnitee is involved in any manner by reason of the fact of the Indemnitee’s Position or Positions, including, without limitation, as a party or a witness.

(f)  “Undertaking” shall mean an undertaking by Indemnitee to repay Expenses if it shall ultimately be determined by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company.

(g)  “Voting Securities” means any securities of the Company that are entitled to vote generally in the election of directors.

Section 2.  Indemnification – General. The Company shall indemnify, subject to the terms of this Agreement, Indemnitee against all judgments, awards, fines, ERISA excise taxes, penalties, amounts paid in settlement, liabilities and losses and shall pay or reimburse all Expenses incurred by Indemnitee, subject to the terms of this Agreement, to the fullest extent permitted by Nevada law (including, without limitation, NRS 78.751(3)) in effect on the date hereof or as amended to increase the scope of permitted indemnification, if Indemnitee is involved in any manner (including, without limitation, as a party or a witness) in any Proceeding by reason of the fact of Indemnitee’s Position or Positions, including, without limitation, any Proceeding by or in the right of the Company to procure a judgment in its favor, but excluding any Proceeding initiated by Indemnitee other than (i) Proceedings initiated by Indemnitee which are consented to in advance in writing by the Company and (ii) counterclaims made by Indemnitee in a Proceeding which directly respond to and negate the affirmative claim made against Indemnitee in such Proceeding. In the event Indemnitee incurs Expenses or settles a Proceeding under circumstances in which the Company would have an obligation to indemnify Indemnitee for the Expenses or settlement amount, the Company may discharge its indemnification obligation by making payments on behalf of Indemnitee directly to the parties to whom such Expenses or settlement amounts are owed by Indemnitee. Notwithstanding the foregoing, the Company will also, to the fullest extent permitted by Nevada law (including, without limitation, NRS 78.751(3)) in effect on the date hereof or as amended to increase the scope of permitted indemnification, indemnify, reimburse and pay Indemnitee for Expenses incurred in seeking to enforce, interpret or construe an indemnification, reimbursement or payment right under this Agreement, the Company’s or any subsidiary’s articles of incorporation or bylaws (or comparable governing documents), any other agreement to which Indemnitee and the Company or any of its subsidiaries are party, any vote of stockholders or directors of the Company or any of its subsidiaries, the NRS, any other applicable law or any liability insurance policy.

Section 3.  Expenses. Upon receipt by the Company of an Undertaking by Indemnitee, the Company shall pay or reimburse Expenses incurred by Indemnitee in connection with a Proceeding, any action or proceeding contemplated by the last sentence of Section 2 of this Agreement and any determination contemplated by Section 5 of this Agreement, in each case in advance of its final disposition. The Company shall not impose other conditions to advancement and shall not seek or agree to any order that would prohibit Indemnitee from enforcing such right to advancement. Such payment shall be made within thirty (30) days after the receipt by the Company of a written request from Indemnitee requesting reimbursement or payment of such Expenses. Such request shall reasonably evidence the Expenses incurred by Indemnitee. The burden of proving that the Company is not liable for reimbursement or payment of Expenses shall be on the Company.

Section 4.  Limitations. The Company shall not indemnify Indemnitee (1) if such indemnification or payment would be prohibited under any applicable laws, rules or regulations, (2) for an accounting of profits arising from the purchase and sale by the Indemnitee of securities under Section 16(b) of the Exchange Act, or (3) for violations of Federal or state insider trading laws, unless, in each such case, Indemnitee has been successful on the merits, received the Company’s written consent prior to incurring an Expense or, after receiving the Company’s written consent to incurring the cost of settlement, settled the Proceeding. This Section 4 shall not limit the Company’s obligation to advance Expenses to Indemnitee pursuant to Section 3 of this Agreement.

Section 5.  Standard of Conduct. No claim for indemnification shall be paid by the Company unless it has been determined that Indemnitee (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, which is the standard of conduct set forth in NRS 78.7502 (as such, the “Standard of Conduct”, with such Standard of Conduct to be automatically revised to conform to any successor provision of the NRS that is more favorable to Indemnitee) except that no indemnification shall be made with respect to any Proceeding by or in right of the Company as to which the Indemnitee shall have been adjudged to be liable to the Company, except as determined by the court or other tribunal adjudicating the Proceeding. Unless (1) a Change of Control (as defined in Section 1 of this Agreement) shall have occurred, or (2) ordered by a court or other tribunal, such determinations of whether the Standard of Conduct has been satisfied shall be made by (A) a majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, or (B) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (C) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (D) by stockholders of the Company. If a Change of Control has occurred, such determination of whether the Standard of Conduct has been satisfied shall be made by independent legal counsel in a written opinion to the Company and Indemnitee. Such independent legal counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Company shall pay the fees and expenses of the independent legal counsel and indemnify the independent legal counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement and shall indemnify, reimburse and pay Indemnitee for Expenses incurred in connection with such determination. Indemnitee shall be deemed to have met the Standard of Conduct if the determination is not made by the Company within sixty days of receipt by the Senior Vice President, Head of Legal of a written request by Indemnitee for indemnity. If the Indemnitee has been determined not to have met the Standard of Conduct, Indemnitee may commence litigation in any court in the State of Nevada having subject matter jurisdiction thereof and in which venue is proper seeking an initial de novo determination by the court or challenging any such determination or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding. Any determination under this Section 5 otherwise shall be conclusive and binding on the Company and Indemnitee. In no event shall a determination be a prerequisite to or affect the Company’s obligation to advance Expenses to Indemnitee pursuant to Section 3 of this Agreement.

Section 6.  Contribution. If the full indemnification and payment or reimbursement of Expenses provided by this Agreement may not be paid to Indemnitee because it has been finally adjudicated that such indemnification or payment or reimbursement of Expenses incurred by Indemnitee is prohibited by Nevada or other law, or if it has been determined as provided above that the Standard of Conduct has not been met, and if and to the extent that Indemnitee is not entitled to coverage under the Company’s directors and officers liability insurance policy, then in respect of any such actual or threatened Proceeding in which the Company or an Affiliated Entity is jointly liable with Indemnitee (or would be if joined in such Proceeding), as determined:

(a)  if no Change of Control has occurred, by (1) majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by stockholders of the Company, or

(b)  if a Change of Control has occurred, by independent legal counsel in a written opinion to the Company and Indemnitee (such independent legal counsel to be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed)), the Company shall contribute to the amount of loss, liability or Expenses incurred by Indemnitee in such proportion as appropriate to reflect (i) the relative benefits received by the Company and any Affiliated Entity on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose and (ii) the relative fault of the Company, any Affiliated Entity or Unaffiliated Entity, including other persons indemnified by the Company on the one hand, and Indemnitee on the other hand in connection with the events which resulted in such Proceeding, as well as any other relevant equitable considerations. The relative fault of the Company, any Affiliated Entity or Unaffiliated Entity, including other persons indemnified by the Company, on the one hand, and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Proceeding. The Company acknowledges that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

Section 7.  Defense of Claim. If any Proceeding asserted or commenced against Indemnitee is also asserted or commenced against the Company or an Affiliated Entity, the Company or the Affiliated Entity shall be entitled, except as otherwise provided herein below, to assume the defense thereof. After notice from the Company or any Affiliated Entity to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Company or any Affiliated Entity to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee and the Company shall not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than reasonable costs of investigation and reasonable travel and lodging expenses arising out of Indemnitee’s participation in the defense of such Proceeding, unless (i) otherwise notified by the Company, (ii) Indemnitee’s counsel shall have reasonably concluded and so notified the Company that there is a conflict of interest between the Company or any Affiliated Entity and Indemnitee in the conduct of defense of such Proceeding, or (iii) the Company or any Affiliated Entity shall not in fact have employed counsel to assume the defense of such Proceeding, in any of which cases the Expenses of Indemnitee in such Proceeding shall be reimbursed or paid by the Company. The Company or any Affiliated Entity shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company by its stockholders or as to which Indemnitee’s counsel shall have made the conclusion set forth in clause (ii) of the preceding sentence of this Section 7.

Section 8.  Settlement. The Company will not, without the prior written consent of the Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes a release (subject to no conditions other than judicial approval) of Indemnitee from all liability arising from or relating to any matters that are the subject of such Proceeding. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.

Section 9.  Duration of Agreement. This Agreement will be considered to be in effect on the first day of the Indemnitee’s Position or Positions, even if such date occurs prior to the date of this Agreement, and will continue for so long as Indemnitee may be subject to any possible Proceeding by reason of the fact of Indemnitee’s Position or Positions, whether or not Indemnitee ceases to hold such Position or Positions.

Section 10.  Confidentiality. Except as required by law or as otherwise becomes public (other than in violation of this Agreement) or as communicated to Indemnitee’s counsel or to Indemnitee’s or the Company’s insurer, in seeking indemnification or reimbursement or payment of Expenses hereunder, Indemnitee agrees to keep confidential any information that arises in connection with this Agreement, including but not limited to, claims for indemnification or payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the Indemnitee and the Company.

Section 11.  Applicability to Other Indemnification Provisions. This Agreement is entered into pursuant to the applicable provisions of NRS 78.7502 and 78.751 and to the fullest extent permitted by law shall be in addition to indemnification and reimbursement or payment of Expenses provided by the NRS (including, without limitation, NRS 78.7502). To the fullest extent permitted by law, the Company shall apply this Agreement in considering requests for indemnification or reimbursement or payment of Expenses under its article of incorporation, bylaws, or any other agreement or undertaking of the Company or similar constituent documents of an Affiliated Entity that provides rights to indemnification or reimbursement or payment of Expenses.

Section 12.  No Duplication of Payments. The Company shall indemnify and pay or reimburse Expenses of the Indemnitee in accordance with the provisions of this Agreement, provided, however, that the Company shall not be liable under this Agreement to make any payment to the extent that Indemnitee (i) is otherwise entitled to receive reimbursement or payment of amounts otherwise payable hereunder from an Unaffiliated Entity (including insurance maintained by an Unaffiliated Entity) as a result of Indemnitee’s Position or Positions at or with respect to an Unaffiliated Entity, (ii) receives payment or reimbursement under an insurance policy maintained by the Company or by or out of a fund created by the Company and under the control of a trustee or otherwise, or (iii) receives payment from other sources provided by the Company. If Indemnitee has a right of recovery from an Unaffiliated Entity (including Insurance maintained by the Unaffiliated Entity), Indemnitee shall take all actions reasonably necessary to recover payment (or insurance) from the Unaffiliated Entity before seeking payment from the Company under this Agreement, including initiating a civil, criminal, administrative or investigation action, suit, proceeding or procedure; provided, however, that to the extent recovery of such payment requires meeting a prior deductible or other financial outlay, such payment or financial outlay shall be deemed to be an Expense hereunder.

Section 13.  Insurance. To the extent the Company maintains an insurance policy or policies providing directors and officers liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with and subject to its or their terms, to the maximum extent of the coverage available for any member of the Board (in such member’s capacity as such).

Section 14.  Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under any insurance policy held by the Company or an Affiliated Entity or otherwise. Indemnitee shall execute all documents reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

Section 15.  Notice by Indemnitee. Indemnitee shall promptly notify the Company in writing in accordance with Section 21 of this Agreement upon the earlier of (a) becoming aware of a Proceeding where indemnity or reimbursement or payment of Expenses may be sought or (b) receiving or being served with any summons, citation, subpoena, complaint, indictment, information, inquiry or other document relating to any Proceeding which may be subject to indemnification or reimbursement or payment of Expenses covered hereunder. As a condition to indemnification or reimbursement or payment of Expenses, any demand for payment by Indemnitee hereunder shall be in writing.

Section 16.  Severability. If any provision of this Agreement shall be held to be invalid, inoperative or unenforceable as applied to any particular Proceeding or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable Proceeding or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect any other remaining part of this Agreement.

Section 17.  Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and assigns.

Section 18.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 19.  Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 20.  Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 21.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, on the date delivered, (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is mailed or (iii) sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent:

(a)  If to Indemnitee, to the address set forth on the signature page of this Agreement;

(b)  If to the Company, to:

MSG Rangers Corp.

Two Penn Plaza

New York, NY 10121

Attention: Head of Legal

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 22.  Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

Section 23.  Venue. Any Proceeding relating to or arising from this Agreement, including without limitation, any Proceeding regarding indemnification or reimbursement or payment of Expenses arising out of this Agreement, shall only be brought and heard in the Eighth Judicial District Court of the State of Nevada, and may not be brought in any other judicial forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MSG RANGERS CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

Name: [Insert Name of Indemnitee]
Address: [Insert Address of Indemnitee]